Audited Consolidated Financial Statements

FLORIDA GAMING CORPORATION AND SUBSIDIARY

December 31, 1996 and 1995






AUDITED CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------

Independent Auditors' Report...........................................1

Consolidated Financial Statements
  Balance Sheets.......................................................2
  Statements of Operations.............................................4
  Statement of Changes in Stockholders' Equity.........................5
  Statements of Cash Flows.............................................6
  Notes to Financial Statements........................................7

                                     [LETTERHEAD]

                             INDEPENDENT AUDITORS' REPORT
                             ----------------------------




To the Board of Directors
  and Shareholders
Florida Gaming Corporation
Ft. Pierce, Florida


We have audited the accompanying consolidated balance sheets of Florida Gaming Corporation and Subsidiary (a Delaware Corporation) as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Florida Gaming Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ King & Company, PSC

                                            KING & COMPANY, PSC
Louisville, Kentucky
February 25, 1997

CONSOLIDATED BALANCE SHEETS

FLORIDA GAMING CORPORATION AND SUBSIDIARY



                                                        December 31,
                                                     1996         1995
                                                  ----------    ---------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                       $   907,527  $2,721,865
  Note receivable from related
    party--Notes G and K                            1,796,860     350,000
  Other notes receivable                              184,051      30,596
  Inventory                                           169,419      33,582
  Interest receivable from related
    party--Notes G and K                              119,348       2,215
                                                   ----------   ---------
                                                    3,177,205   3,138,258



PROPERTY, PLANT AND EQUIPMENT--Notes C and J
  Land                                             11,457,495   2,732,525
  Buildings and improvements                        9,747,978   1,898,151
  Furniture, fixtures and equipment                 1,717,520     590,405
                                                   ----------   ---------
                                                   22,922,993   5,221,081

  Less accumulated depreciation                      (528,700)   (336,644)
                                                   ----------   ---------
                                                   22,394,293   4,884,437


GAMING VENTURE INVESTMENTS--Notes H and L             310,000     323,000


OTHER ASSETS--Note C                                  423,551      29,986
                                                   ----------   ---------

                                                  $26,305,049  $8,375,681
                                                   ----------   ---------
                                                   ----------   ---------

                                                        December 31,
                                                     1996          1995
                                                   ----------   ---------


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Unclaimed winnings--Note C                    $    930,017  $     83,039
  ITW Liability                                       40,647        55,796
  Accrued payroll and related
    expenses                                         203,338       120,492
  Accounts payable and accrued
    expenses--Note C                               3,130,547       250,388
  Current portion of long-term
    debt--Note I                                   1,423,703       131,567
                                                   ---------     ---------
                                                   5,728,252       641,282

LONG-TERM DEBT (less current portion)--NOTE I      7,095,289     1,822,447

STOCKHOLDERS' EQUITY--Notes B, D and H
  Class A convertible preferred stock,
    convertible to common stock; 1,200,000
    shares authorized; 34,435 and 34,735
    shares issued and outstanding in 1996
    and 1995, respectively; aggregate 1996
    liquidation preference of $375,341                 3,443         3,473
  Series B convertible preferred stock;
    5,000 shares authorized; 1,990 and 2,400
    shares issued and outstanding in 1996 and
    1995, respectively; aggregate 1996
    liquidation preference of $2,154,930                 199           240
  Series C 8% cumulative convertible preferred
    stock, 5,000 shares authorized; 550 shares
    issued and outstanding in 1996; aggregate
    1996 liquidation preference of $552,893               55           -0-
  Series D 8% cumulative convertible preferred
    stock, 5,000 shares authorized; 650 shares
    issued and outstanding in 1996; aggregate
    1996 liquidation preference of $654,913               65           -0-
  Common stock, $.10 par value; 15,000,000
    shares authorized; 4,340,626 and 3,123,586
    issued and outstanding in 1996 and 1995,
    respectively                                     434,063       312,359
  Capital in excess of par value                  35,276,095    27,278,152
  Accumulated deficit                            (22,232,412)  (21,682,272)
                                                  ----------    ----------
                                                  13,481,508     5,911,952
COMMITMENTS AND CONTINGENCIES--Note H             ----------    ----------

                                                $ 26,305,049  $  8,375,681
                                                  ----------    ----------
                                                  ----------    ----------
See notes to financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS

FLORIDA GAMING CORPORATION AND SUBSIDIARY

For the years ended December 31, 1996 and 1995

                                                      1996        1995
                                                   ----------   ---------


ON SITE MUTUEL REVENUE                            $   893,464  $1,213,178
  Less parimutuel taxes to State of Florida           (85,659)   (122,109)
INTER TRACK MUTUEL COMMISSIONS                      2,126,283   2,047,335
                                                   ----------   ---------
                      Net parimutuel revenue        2,934,088   3,138,404

ADMISSION INCOME                                      134,464     151,438
PROGRAM REVENUE                                       204,958     215,132
FOOD AND BEVERAGE                                     450,104     532,032
OTHER                                                  48,920      49,020
                                                   ----------   ---------
                     TOTAL OPERATING REVENUE        3,772,534   4,086,026

OPERATING EXPENSES
  Staff payroll and related costs                   1,006,673     973,214
  Player payroll and related costs                    665,401     725,395
  Food and beverage costs                             321,641     358,819
  Repairs and maintenance                             109,801      84,766
  Totalizator/teleview rent--Note H                   294,309     309,750
  Depreciation                                        193,205     194,682
  Utilities                                           115,941     141,913
  Programs                                            131,389     135,988
  Other                                               155,989     144,004
                                                   ----------   ---------
                    TOTAL OPERATING EXPENSES        2,994,349   3,068,531

GENERAL AND ADMINISTRATIVE
  Officers' compensation                              686,056     219,650
  Directors' fees--Note G                              18,000      16,000
  Management consulting                                38,907      11,712
  Advertising and promotions                          250,569     211,231
  Telephone and travel                                222,842     126,024
  Professional fees--Note H                           289,045     318,184
  Interest expense                                    327,486     167,206
  Property taxes                                       72,079      77,076
  Other--Notes H and L                                538,101     614,979
                                                   ----------   ---------
                                                    2,443,085   1,762,062
                                                   ----------   ---------
                      (LOSS) FROM OPERATIONS       (1,664,900)   (744,567)

OTHER INCOME (EXPENSE):
  Interest and dividend income--Notes C and K       1,179,386      77,673
  Realized gain on marketable securities                  -0-     195,939
  Gain on disposal of assets                              414         -0-
  Provision for loss on gaming venture
    investment--Note L                                (34,000)        -0-
                                                   ----------   ---------
                                                    1,145,800     273,612
                                                   ----------   ---------

                                    NET LOSS      $  (519,100) $ (470,955)
                                                   ----------   ---------
                                                   ----------   ---------

LOSS PER COMMON SHARE--Note F                     $      (.15) $     (.15)
                                                   ----------   ---------
                                                   ----------   ---------

See notes to financial statements

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FLORIDA GAMING CORPORATION AND SUBSIDIARY

For the two years ended December 31, 1996







                                   Class A           Series B          Series C          Series D
                                Preferred Stock   Preferred Stock   Preferred Stock   Preferred Stock
                                Par Value $.10    Par Value $.10    Par Value $.10    Par Value $.10
                               ----------------  ----------------  ----------------  ----------------
                                Shares  Amount    Shares  Amount   Shares    Amount   Shares   Amount
                               -------  -------  -------  -------  -------   ------  -------   ------
Balances at
  January 1, 1995               43,664  $4,366        -0-     -0-      -0-    $-0-     -0-      $-0-

Sales of stock--Note B                            2,400.0   $ 240
Conversion of Class A
  preferred stock to
  common stock--Note B          (8,929)   (893)
Dividend on Class A preferred
  stock--$.90 per share--Note B
Net loss for the year
Treasury stock purchase
                               -------  -------  -------  -------  -------   ------  -------   ------
BALANCES AT
  DECEMBER 31, 1995             34,735   3,473    2,400.0     240      -0-     -0-     -0-       -0-

Sales of stock--Notes B and C                     2,300.0     230      550      55     650       650
Conversion of preferred stock
  to common stock--Note B         (300)    (30)  (2,707.5)   (271)
Dividend on Class A preferred
  stock--$.90 per share
Net loss for the year
Stock options granted--
  Note C and D
                               -------  -------  -------  -------  -------   ------  -------   ------
BALANCES AT
  DECEMBER 31, 1996             34,435  $3,443    1,992.5   $ 199      550    $ 55     650      $ 65
                               -------  -------  -------  -------  -------   ------  -------   ------
                               -------  -------  -------  -------  -------   ------  -------   ------




                                     Common Stock      Capital in
                                   Par Value $.10       Excess of   Accumulated
                                -------------------
                                Shares      Amount    Par Value     Deficit
                                ------      ------    ---------     -------

Balances at
  January 1, 1995                3,119,246  $311,924  $25,026,362  $(21,179,605)

Sales of stock--Note B                                  2,219,760
Conversion of Class A
  preferred stock to
  common stock--Note B               2,008       202          681
Dividend on Class A preferred
  stock--$.90 per share--Note B      2,337       234       31,395       (31,712)
Net loss for the year                                                  (470,955)
Treasury stock purchase                 (5)       (1)         (46)
                                  ---------   -------   ----------   -----------

BALANCES AT
  DECEMBER 31, 1995              3,123,586   312,359   27,278,152   (21,682,272)

Sales of stock--Notes B and C      738,221    73,822    7,939,260
Conversion of preferred stock
  to common stock--Note B          473,655    47,366      (46,814)
Dividend on Class A preferred
  stock--$.90 per share              5,164       516       30,475       (31,040)
Net loss for the year                                                  (519,100)
Stock options granted--
  Note C and D                                                          150,528
                                  ---------   -------   ----------   -----------

BALANCES AT
  DECEMBER 31, 1996              4,340,626  $434,063  $35,276,095  $(22,232,412)
                                  ---------   -------   ----------   -----------
                                  ---------   -------   ----------   -----------


See notes to financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

FLORIDA GAMING CORPORATION AND SUBSIDIARY

For the years ended December 31, 1996 and 1995

                                                      1996          1995
                                                  -----------  -----------

OPERATING ACTIVITIES
  Net loss                                        $  (519,100) $  (470,955)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                   193,205      194,682
      Realized gain on marketable securities              -0-     (192,939)
      Increase in interest receivable                (117,133)         -0-
      Provisions for loss on gaming venture            34,000          -0-
      Increase in inventory                          (135,837)      (4,072)
      Increase in unclaimed winnings                   (4,185)      26,710
      Increase in accounts payable and
        accrued expenses                              220,732      178,586
                                                  -----------  -----------
       NET CASH (USED IN) OPERATING ACTIVITIES       (328,678)    (270,988)

INVESTING ACTIVITIES
  Proceeds from the sale of marketable
    securities                                            -0-    1,814,189
  Purchases of marketable securities                                   -0-
  Purchases of property and equipment             (17,552,533)  (1,366,658)
  Increase in other assets                           (393,565)     (30,850)
  Investments in gaming ventures                      (21,000)    (323,000)
  (Increase) decrease in notes receivable            (153,455)      19,111
Loan to affiliated company                         (1,446,860)    (350,000)
                                                  -----------  -----------
         NET CASH USED IN INVESTING ACTIVITIES    (19,567,413)    (237,208)
FINANCING ACTIVITIES
  Long-term debt issued net of repayments           6,564,978      763,280
  Proceeds from sale of stock                       7,969,168    2,219,860
  Repayments on margin account                            -0-   (1,084,541)
  Dividend on preferred stock                         (31,040)     (31,712)
  Liabilities assumed in asset purchase             3,578,647          -0-
                                                  -----------  -----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES     18,081,753    1,866,887
                                                  -----------  -----------
             NET INCREASE (DECREASE) IN
                     CASH AND CASH EQUIVALENTS     (1,814,338)   1,358,691

Cash and cash equivalents at beginning
  of period                                         2,721,865    1,363,174
                                                  -----------  -----------

    CASH AND CASH EQUIVALENTS AT END OF PERIOD    $  907,527   $ 2,721,865
                                                  -----------  -----------
                                                  -----------  -----------

SUPPLEMENTAL DISCLOSURES
  Issuance of common stock pursuant to-
    -Conversion of preferred stock                $       552  $       893
    -Asset acquisitions                             4,747,255          -0-
  Interest paid                                       327,486      167,206
  Payment of dividend through issuance
    of common stock                                    31,040       31,712

See notes to financial statements

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DISCLOSURE: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPANY BACKGROUND: Florida Gaming Corporation (the Company) operates a live Jai Alai fronton in Ft. Pierce, Florida. The Company also conducts intertrack wagering (ITW) on jai alai, horse racing and dog racing in Florida. On December 31, 1996, the Company acquired additional live Jai Alai frontons in Miami, Tampa and Ocala, Florida.

Approximately 49% of the Company's common stock is controlled by the Company's Chairman either directly or beneficially through his ownership of Freedom Financial Corporation (Freedom) a closely held corporation.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line and accelerated methods over the estimated useful life of the related assets.

REAL ESTATE HELD FOR EXPANSION: The Company's investment in undeveloped land ($1,617,495 at December 31, 1996 and 1995, respectively) is carried at cost and is included with land under property, plant and equipment in the accompanying balance sheet.

INVENTORY: The Company's inventory, comprising food and beverage products and souvenirs, is stated at the lower of cost or market.

PARIMUTUEL WAGERING: Revenue is derived from acceptance of wagers under a parimutuel wagering system. The Company accepts wagers on both on-site and ITW events. On-site wagers are accumulated in pools with a portion being returned to winning bettors, a portion paid to the State of Florida and a portion retained by the Company. ITW wagers are also accepted and forwarded to the "host" facility after retention of the Company's commissions. The Company's liability to host tracks for ITW collections totaled $40,646 and $55,796 at December 31, 1996 and 1995, respectively. Unclaimed winnings totaled $930,017 and $83,039 at December 31, 1996 and 1995, respectively, including $851,163 assumed in connection with the Company's purchase of 3 Jai Alai facilities on December 31, 1996 (See Note C).

INCOME TAXES: In February 1992, the Financial Accounting Standards Board (FASB) adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". SFAS No. 109 was required to be implemented during the first quarter of fiscal year 1994. The Company adopted the standard as a cumulative change in accounting principle during 1994. There was no material impact on the Company's financial position or results of operations related to the implementation of the new standard.

STOCK OPTIONS: The Company accounts for stock-based employee compensation arrangements using the intrinsic value method provided in APB 25. Under this method, the cost of compensation is measured by the excess of the quoted market price of the stock over the option price on the grant date (measurement date). The Company's stock option plans require the issuance of all options at a price equal to the market price of the stock on the grant date. Stock options issued for non-compensation purposes are accounted for at fair value pursuant to FASB 123.

RECLASSIFICATION: Certain 1995 amounts have been reclassified to conform with their 1996 presentation.


NOTE B--PREFERRED STOCK

The Company's Class A preferred stock provides annual dividends, at the rate of $.90 per share payable in cash, property or common stock, which are cumulative and have priority over dividends on the common stock. Class A preferred stock dividends totaled $31,040 and $31,712 during 1996 and 1995 respectively. These dividends were paid by the issuance of 5,164 common shares and $49 cash in lieu of fractional shares in 1996 and 2,337 common shares and $83 cash in lieu of fractional shares in 1995.

Each share of Class A preferred is convertible into .225 shares of common stock at the holder's option. During the years ended December 31, 1996 and 1995, 300 shares and 8,929 shares of Class A preferred stock were converted into 67 shares
and 2,008 shares of common stock, respectively.   The Class A preferred is
redeemable at the option to the Company at $10.60 per share. In the event of dissolution, the holders of Class A preferred shall be entitled to receive $10.00 per share, plus accrued dividends, prior to any distribution to holders of common stock.

The Company's Series B convertible preferred stock provides annual cumulative dividends at the rate of 8% to 10% of the consideration paid for the stock.
Such dividends are payable in shares of the Company's common stock. The consideration to be received by the Company upon initial issuance of each share of the Series B shares is $1,000. Holders of Series B shares may convert all or any of such Series B shares to the Company's common stock using a ratio based on the consideration paid for the stock and 80% of the market value of the common stock. On December 15, 1995, the Board of Directors reserved 600,000 shares of the Company's common stock for issuance upon conversion of the Series B preferred stock. Upon liquidation, the holders of Series B preferred shares shall be entitled to be paid $1,000 per share plus 8% to 10% accrued dividends before any distribution to holders of common stock. During the year ended December 31, 1995, 2,400 Series B preferred shares were issued for $2,400,000 to three unrelated parties. During 1996, the Company issued an additional 2,300 Series B shares at $925 per share and 2,707.5 Series B shares were converted to 473,588 shares of common stock.

The Company is authorized to issue 5,000 shares of Series C 8% Cumulative Convertible Preferred Stock, $.10 par value (the "Series C Preferred Stock"), which provides annual dividends at the rate of 8% of the share's Stated Value. The Stated Value per share equals $1,000 (as adjusted for any stock dividends, combination or split). At the discretion of the Company's Board of Directors, such dividends may be paid in shares of the Series C Preferred Stock.

Holders of Series C Preferred Stock may convert all or any of such shares to the Company's Common Stock (the "Series C Conversion Shares") beginning 90 days after the issuance of the Series C Preferred Stock. If not converted earlier by the holder, the Series C Preferred Stock shall be converted automatically on December 31, 1998. In general, the number of Series C Conversion Shares issuable on conversion of each share of Series C Preferred Stock shall equal the consideration paid for such share together with accrued and unpaid dividends on such share, if any, divided by the lesser of (i) $7.50 or (ii) 80% of the closing bid price of the Common Stock on the five trading days before conversion. A holder of Series C Conversion Shares may not sell more than 33% of such shares between 90 and 120 days of his purchase of Series C Preferred Stock converted into such shares and 67% of such shares between 121 and 150 days of his purchase; a holder may generally sell all of his Series C Conversion Shares 151 days after his purchase.

All shares of Series C Preferred Stock have been sold pursuant to offshore transactions exempt from registration pursuant to Regulation S promulgated under the Securities Act. The Series C Conversion Shares must be resold in transactions exempt under Regulation S or another applicable exemption under the Securities Act, or (if the exemption under Regulation S becomes unavailable at any time before the third anniversary of the purchase of the Series D Preferred Stock) pursuant to the registration of the Series C Conversion Shares by the Company.

Upon liquidation, the holders of Series C Preferred Shares shall be entitled to be paid $1,000 per share plus 8% accrued dividends before any distribution to holders of Common Stock. The Company has the right to redeem the shares of Series C Preferred Stock if a holder of such shares exercise his right of conversion at a time when the conversion price is below $5.00. The redemption price to be paid by the Company is 125% of the Stated Value of such shares together with all accrued and unpaid dividends thereon.

During 1996, the Company issued 550 Series C shares at $1,000 per share.

The Company is also authorized to issue up to 5,000 shares of Series D 8% Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"), which provides annual dividends at the rate of 8% of the shares's Stated Value. The Stated Value per share equals $1,000 (as adjusted for any stock dividends, combination or split). At the discretion of the Company's Board of Directors, such dividends may be paid in shares of the Series D Preferred Stock.

Holders of Series D Preferred Stock may convert all or any of such shares to the Company's Common Stock beginning 90 days after the issuance of the Series D Preferred Stock. If not converted earlier by the holder, the SEries D Preferred Stock shall be converted automatically on December 31, 1998. The Company is obligated to file a registration statement (the "Series D Registration Statement") covering the shares of Common Stock issuable on conversion of the Series D Preferred Stock (the "Series D Conversion Shares") and to use its best efforts to cause the Series D Registration Statement to become effective. In general, the number of Series D Conversion Shares issuable on conversion of each share of Series D Preferred Stock shall equal the Stated Value together with accrued and unpaid dividends on such shares, if any, divided by the Conversion Price, which is defined as the lesser of (i) $7.50 or (ii) 80% of the closing bid price of the Common Stock on the five trading days before conversion. If the Series D Registration Statement has not been declared effective within 120 days from December 31, 1996 (the "Initial Issuance Date"), the Conversion Price shall be reduced by an amount between 3% and 20% (resulting in the issuance of a larger number of Series D Conversion Shares) based on the extent of such delay. No Series D Conversion Shares may be sold before the earlier of March 13, 1997 or the date on which the Series D Registration Statement becomes effective. Notwithstanding the effectiveness of the Series D Registration Statement, generally a holder of Series D Conversion Shares may not sell more than 33% of such shares between March 13, 1997 and April 12, 1997, and 67% of such shares between April 13, 1997 and May 22, 1997, a holder may generally sell all of the Series D Conversion Shares after May 13, 1997.

If the Series D Registration Statement has not been declared effective within 365 days of the Initial Issuance Date, a holder of Series D Preferred Stock shall receive a preferential dividend equal to 10% of the Stated Value on the Stated Value on the 366the day after the Initial Issuance Date and preferential dividends of either 3% or 10% of the Stated Value every 30 days thereafter until the 726th day after the Initial Issuance Date.

Upon liquidation, the holders of Series D Preferred Shares shall be entitled to be paid $1,000 per share plus 8% accrued dividends before any distribution to holders of Common Stock. The Company has the right to redeem the shares of Series D Preferred Stock if a holder of such shares exercise his right of conversion at a time when the Conversion Price is below $5.00 or if the Series D Registration Statement has not become effective within 120 days of the Initial Issuance Date. The redemption price to be paid by the Company is determined using a ratio based on the trading price of the Company's Common Stock and the Stated Value.

During 1996, the Company issued 650 Series D shares at $1,000 per share.

The Class A Convertible Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are all equal in rank with respect to the payment of dividends and the distribution of assets upon liquidation of the Company.


NOTE C--ACQUISITION OF WJA ASSETS

On September 12, 1996, the Company acquired notes (the "WJA Notes") of WJA Realty Limited Partnership ("WJA"), with balances aggregating about $20,000,000 from the Bank of Oklahoma, N.A., Tulsa, Oklahoma. The WJA Notes were secured by, among other collateral, real estate and improvements consisting of three jai-alai and ITW facilities located in Miami, Tampa and Ocala, Florida (the "WJA Frontons"). Consideration for the WJA Notes was a combination of $2,000,000 in cash, a $6,000,000 promissory note bearing interest at the prime rate, 703,297 shares of the Company's Common Stock and a $1,000,000 non-interest bearing note.

On November 25, 1996, the Company entered into an agreement with WJA and Florida Gaming Centers, Inc. a wholly-owned subsidiary of the Company (the "Subsidiary"), pursuant to which the Subsidiary agreed to acquire the WJA Frontons. The acquisition was consummated as of December 31, 1996 for accounting purposes. The WJA Frontons acquired have been combined with the Fort Pierce Fronton into a new Subsidiary.

The consideration for the acquisition included (i) the cancellation of WJA Notes and related obligations acquired by the Company from the Bank of Oklahoma, NA,
(ii) the retention by WJA of 200,000 shares of the Company's common stock owned by WJA, and (iii) a profit sharing arrangement described in more detail below. The Company also assumed the principal amount outstanding under a $500,000 promissory note owed to Wheeler-Phoenix, Inc., with the terms amended to provide for repayment of principal over a ten year period following the closing in equal annual installments and an annual interest rate of 6% (See Note I).

The profit sharing arrangement is based on the Subsidiary's net profits from Jai Alai operations as defined, before income taxes. The Company will pay WJA 20% of the defined cumulative net profits of the Subsidiary for each of the ten full calendar years 1997 through 2006, subject to a cumulative $1,000,000 per year cap described below. The cumulative $1,000,000 cap is equal to the product of $1,000,000 multiplied by the number of years in the ten-year period completed, minus the sum of all amounts previously paid under the 20% profit sharing arrangement. In addition, if the Subsidiary has net profits in any calendar year during the ten-year period in excess of $5,000,000, but does not receive a 20% payment on the entire amount because of the cumulative $1,000,000 per year cap, the Subsidiary shall pay WJA 5% of the portion of the net profits on which the 20% payment is not made. No net profit payments will be due for any year after the ten year period. If during the ten year period, the Subsidiary disposes of any of its significant assets or operations, then WJA would be entitled to receive an amount equal to ten percent of the Subsidiary's gain, if any, on the disposition.

Two principals of WJA, also entered into consulting arrangements with the Subsidiary. One principal entered into a ten-year consulting agreement with the Subsidiary, with annual compensation of $100,000 during the first five years of the agreement and annual compensation of $50,000 during the second five years of the agreement. The other principal entered into a five-year consulting agreement with the Subsidiary, with annual compensation of $240,000, plus certain benefits. These two individuals were also granted stock options on the Company's stock with a fair value of $150,298, (See Note D).

A summary of the WJA assets acquired and consideration therefor is as follows:

                                                  Allocated
  Assets Acquired                                  Amount
  ---------------                                -----------

  Jai Alai Frontons in Miami, Tampa,
    and Ocala, Florida                           $17,428,059
  Cash                                               381,997
  Notes receivable                                   167,934
  Inventory                                          134,974
  Other assets                                       308,279
                                                 ------------

                                                 $18,421,243
                                                 ------------
                                                 ------------


Management allocated the purchase price to the basis of the assets acquired based on available appraisals or other fair value information.

  Consideration Paid                               Amount
  ------------------                             ----------

  Cancellation of notes and interest
    receivable from WJA at Company
    carrying value                               $14,692,298
  Accounts payable and other accrued
    expenses assumed                               3,078,647
  Assumption of Wheeler-Phoenix note                 500,000
  Fair value of stock options issued                 150,298
                                                 -----------

                                                 $18,421,243
                                                 -----------
                                                 -----------


NOTE D--STOCK OPTIONS

The Company has various non-qualified and incentive stock option plans and agreements which grant options with Board approval to employees, officers and directors. Under each plan or agreement, the exercise price for each option granted must be at least 100% of the fair market value of the Company's common stock on the date the option is granted.

Under a Stock Purchase Agreement, dated March 31, 1993 Florida Gaming granted Freedom options to purchase 2,030,000 shares of Common Stock at an exercise price of $1.25 per share, exercisable at any time prior to the fifth anniversary of the closing. Reference is made to Note H for details of certain options exercised by Freedom during 1994. Freedom has options for 1,330,000 shares at $1.25 per share at December 31, 1996 and 1995.

The Company has separate stock option agreements with an independent director and two former directors of the Company whereby the Company granted to these individuals non-qualified options to purchase an aggregate of 84,250 of the Company's common stock at an exercise price of $2.50 per share. These options are currently exercisable through December 31, 1997 and include certain registration rights for all shares issued upon exercise (See Note H).

The Company has a Nonqualified Stock Option Plan, which received shareholder approval on July 7, 1995, and which provides that options up to an amount equal to 5% of the Company's issued and outstanding shares of Common Stock can be issued to the Company's non-director employees. Any options issued pursuant to this plan expire five years from date of grant.

The Company also has a stock option plan for directors pursuant to which each current and future director will receive a one-time grant of options of 25,000 Common Shares. Options for 25,000 shares were granted under this plan in 1995. The option price for these shares is the market value at the date of grant. The options are not exercisable for a period of one year from grant or in the case of directors, one year from their date of election to the Board. The options expire five years from date of grant.

On April 28, 1995, the Company granted a former Director an option to purchase 19,000 common shares at $5.19 per share. The option was exercisable after October 29, 1995 and expires five years from date of grant. On the same date the Company granted its Chairman an additional option to purchase 300,000 common shares at $5.00 per share. The option was exercisable after November 8, 1995 and also expires five years from date of grant.

A summary of the Company's current stock-based employee compensation arrangements is as follows:

                                          At January 1, 1995
                                   -------------------------------
                                      Number       Weighted Average
                                    of Options      Exercise Price

  1993 Plans                          84,250           $2.50
  1994 Plans                         250,000           $6.20

                                         At December 31, 1995
                                   -------------------------------

                                      Number       Weighted Average
                                    of Options      Exercise Price

  1993 Plans                          84,250            $2.50
  1994 Plans                         250,000            $6.20
  1995 Plans                         344,000            $5.46

                                         At December 31, 1996
                                   -------------------------------

                                      Number       Weighted Average
                                    of Options      Exercise Price

  1993 Plans                          84,250            $2.50
  1994 Plans                         250,000            $6.20
  1995 Plans                         344,000            $5.46
  1996 Plans                         100,000            $6.31

                                    Expiration      Weighted Average
                                       Year       Grant Date Fair Value
                                   ----------     ---------------------

  1993 Plans                           1997             $0.83
  1994 Plans                           1999             $2.34
  1995 Plans                           2000             $2.06
  1996 Plans                           2001             $2.38

No options from the above plans were exercised or forfeited in either 1996 or 1995. The fair value of the options was determined using the Black-Scholes option pricing model. The assumptions used during 1996 to value the Company's stock options were as follows:

        Risk-free rate of return                  6.000%
        Expected forfeitures                      None
        Expected volatility                       30.00%
        Expected dividends                        None

No compensation cost was recognized during 1996 or 1995 for stock options issued to employees and directors. Had the Company accounted for stock options issued using the fair value method (FASB 123), the Company's compensation expense would have been increased by $238,362 and $709,892, respectively. The fair value of stock options granted in connection with the Company's acquisition of the Jai Alai facilities described in Note C was $150,298. Such amount is included in the basis of the assets acquired and in capital in excess of par value in the accompanying 1996 balance sheet.

NOTE E--INCOME TAXES

At December 31, 1996, the Company had tax net operating loss (NOL) carryforwards of approximately $11,752,000 available to offset future taxable income. These NOL carryforwards expire fifteen years from the year in which the losses were incurred or at various intervals through fiscal 2011. However, virtually all of the Company's NOL carryforwards which can be utilized to offset future taxable income are limited to approximately $95,000 per fiscal year under Section 382 of the IRC because Freedom's stock purchase discussed in Note D was considered a change in ownership under the "deemed exercise rule" of IRC Section 382. As a result, only the net operating losses attributable to the period after the "change in ownership" (approximately $1,381,000 are not subject to the Section 382 limitation).

The Company has unused general business tax credits of approximately $137,000. These credits expire at various dates through the year 2001 to offset any future tax liabilities of the Company.


NOTE F--LOSS PER COMMON SHARE

The loss per common share was calculated based on the net loss, the amount of the preferred stock dividend and the weighted average number of outstanding common shares (3,598,905 and 3,120,674, for 1996 and 1995, respectively). Options outstanding were not considered in the computations of loss per common share as they were anti-dilutive.


NOTE G--RELATED PARTY TRANSACTIONS

General and administrative expenses include the following amounts paid to members of the Board of Directors of the Company:

                                              Years ended December 31,
                                                 1996        1995
                                             ----------- -----------

  Directors' fees                               $18,000      $16,000
  Directors' expense reimbursements                 -0-      $ 1,542

Reference is made to Note K for details pertaining to the Company's credit facility with Freedom Financial Corporation, a closely-held corporation owned substantially by the Company's Chairman.

During 1996, the Board of Directors established the Chairman's annual salary at $360,000, payable monthly. The Chairman had previously received no salary.

NOTE H--COMMITMENTS AND CONTINGENCIES

LITIGATION: On May 13, 1994, American Jai-Alai, Inc. ("American") filed suit in the Circuit Court of the Fifteenth Circuit in Florida, Palm Beach County, against the Company. American alleges that in August 1993, the Company entered into a contract with American that American would manage the Fronton if the Company acquired it. American alleges that the Company and American agreed to enter into a five-year renewable management contract pursuant to which American would guarantee a $480,000 annual payment to the Company. An additional sum of the Fronton's net operating income above $480,000 would be paid to the Company, with American receiving 25% of all net operating income above $750,000 annually.

In addition, American alleges that it has a first right of refusal if the Company desires to sell the Fronton at anytime during the alleged management contract. American also alleges that the Company granted it an option to purchase 100,000 shares of Common Stock at $2.50 throughout the alleged management contract, but not to exceed 1997.

In addition, American alleges that the Company agreed to pay American 25% of any profit realized from the sale of the Fronton, if such sale was not to American pursuant to its alleged right of first refusal.

In the Complaint, American alleges, among other claims, breaches of fiduciary duty, breach of contract and fraud. On May 20, 1994, counsel for American stated that American was exercising its alleged right to purchase the 100,000 shares of Common Stock for $2.50. The Company has not issued any shares of Common Stock pursuant to this demand. The Company filed an Answer to the Complaint and also filed a motion to move the suit from Palm Beach County to St. Lucie County, which was granted by the circuit court. An Amended Complaint was filed on January 25, 1995, and the Company filed its responsive pleading on April 25, 1995, denying the allegations in the Amended Complaint. The Company filed a Motion for Summary Judgment on February 20, 1996, in which the Company asserts that, as a matter of law, no written management agreement exists between the parties.

On or about October 22, 1996, authorized representatives of the Company and American entered into a letter agreement of settlement in this matter, which is referred to as the "Memorandum of Understanding" or "MOU". Since that date, the parties have been attempting to memorialize the MOU in final settlement documents and the Company has filed a motion to compel settlement. If that motion is successful, the case should be settled and, therefore, dismissed. The Company denies the allegations and believes that this proceeding is not likely to result in an adverse judgment that is material to the results of its operations and financial condition.

Subsequent to December 31, 1996, as part of an agreement to settle this litigation, the Company negotiated an option agreement with the principal of American providing American with a 6 month option to acquire the Company's Ocala Jai Alai for $2,000,000 and the right to receive 15,000 shares of the Company's common stock. Any such shares issued would carry "piggyback" registration rights.

On December 16, 1994, General Realty and Finance Co. filed in Palm Beach County, against the Company alleging a breach of a commission agreement for the purchase of the Ft. Pierce Jai Alai fronton. A Motion to Transfer Venue was filed January 30, 1995, seeking to have venue transferred to St. Lucie County. The Company has previously paid a commission to a party to the suit and has attempted to pay the principal of General Realty, for the commission; however, the payment was rejected. On January 3, 1996, the Company filed a Motion for Partial Summary Judgment as to the allegations that the Company breached a written commission agreement. On January 29, 1996, the court issued an Order granting the Company's Motion for Partial Summary Judgment finding, as a matter of law, that there was no written commission agreement between General Realty and the Company. General Realty filed its Second Amended Complaint on February 13, 1996, adding allegations that General Realty and the Company had an oral or implied commission agreement which has been breached by the Company. The Company filed a responsive pleading to the Amended Complaint, and again moved from, and was granted, a summary judgment finding, as a matter of law, that there was no oral commission agreement between General Realty and the Company. That summary judgment left only equitable theories of recovery available to General Realty. On or about December 12, 1996, the parties reached a settlement in mediation. Since that date, the parties have been attempting to memorialize the settlement reached and have exchanged several drafts of settlement. The Company believes this matter will ultimately be settled or that this case will be dismissed.

CASINO AMERICA: On October 4, 1994, the Company entered into a letter of intent (the "Letter of Intent") with Casino America, Inc. ("Casino America") to form a joint venture (the "Joint Venture") to build and operate a casino at the Fronton. Casino America owns and operates three riverboat and dockside casinos located in Mississippi and Louisiana. If the Joint Venture is formed before passage of an amendment to the Florida Constitution to permit casino gaming at the Company's Fronton in Fort Pierce, Florida, the Company will contribute its interest in the Fronton to the Joint Venture with a credit to its joint venture capital account of $5,000,000. Casino America will contribute up to $2,500,000, as needed, to construct a 100,000 square foot indoor facility suitable for a casino or flea market. If casino gaming is not permitted in Florida by 2000, Casino America has a continuing option to convert the money contributed to the Joint Venture to a promissory note from the Joint Venture payable in equal payments over a ten year period with interest at 8% per annum. If casino gaming is permitted at the Fronton by 2000, the value of the assets contributed by the Company to the Joint Venture will be adjusted to increase the Company's capital account up to $22,500,000. Casino America would fund its capital account on an as needed basis up to $22,500,000. All profits and losses of the Joint Venture will be allocated between the partners based upon capital accounts.

The Letter of Intent provides that Casino America will be the manager of the casino and all casino-related improvements. The Company will manage the operation of the jai-alai fronton, intertrack wagering and all other non-casino related activities. Each corporation will receive a management fee based on costs. The Letter of Intent provides that Casino America has the exclusive right to enter into a Joint Venture with the Company for six years and Casino America has a right of first refusal to enter into other potential gaming opportunities in Florida with the Company for such period and during the term of the Joint Venture. The formation of the Joint Venture is subject to certain conditions, including the satisfactory completion of due diligence by Casino America, the receipt of all required regulatory approvals, the approval of each partner's board of directors, the execution of a definitive joint venture agreement, and the approval of the Company's stockholders, if required by law. Either party may terminate discussions in connection with the Joint Venture and neither party shall have any liability to the other, except as otherwise specified in the Letter of Intent.

Freedom Financial Corporation ("Freedom") has informed the Company that Casino America has purchased 22,500 shares of Freedom's 7% Series AA Mandatorily Redeemable Preferred Stock (the "Freedom Preferred Stock"). The Freedom Preferred Stock is convertible into shares of the Company's Common Stock owned by Freedom at prices ranging from $7.50 per share of Common Stock to $15.00 per share of Common Stock, depending upon the timing of the conversion and possible passage of an amendment to the Florida Constitution permitting casino gaming at the Fronton. The Freedom Preferred Stock is convertible into a minimum of 150,000 shares and a maximum of 300,000 shares of the Common Stock. Casino America is the sole holder of Freedom Preferred Stock. On October 12, 1994, Freedom purchased 300,000 shares of Common Stock from the Company by partial exercise of its option to purchase up to 1,630,000 shares (at that date) of the Company's Common Stock at an exercise price of $1.25 per share. In addition to its remaining option to purchase 1,330,000 shares of the Company's Common Stock, Freedom now owns directly 1,349,480 shares of the Company's 4,340,626 shares of issued and outstanding Common Stock. (See Note D.)

REGISTRATION RIGHTS: The Company has committed upon certain terms and conditions, to include certain shares held by other parties, in a future registration statement it files on its own behalf, allowing those shares to be publicly traded. Reference is made to Notes D and J for details of those transactions involving these registration rights. A summary of such shares is as follows:

         Shares issued in 1994 to acquire
           the Ft. Pierce fronton                   200,000
         Shares issued in 1994 to acquire
           St. Lucie County real estate              47,336
         Shares under option to a former
           officer and director                      84,250
                                                   --------

                                                    331,586
                                                   --------
                                                   --------

LEASES: The Company rents totalizator (Autotote) and other equipment under leases which expire at various dates through 1999. The totalizator leases require a minimum annual rental plus contingent rentals based on a percentage of the handle in excess of the minimum annual rental. Total totalizator and other equipment rental expense under operating leases for the year ended December 31, 1996 and 1995 was approximately $294,000 and $310,000, respectively. The remaining minimum lease commitments under all operating leases at December 31, 1996, including those obligations assumed in connection with the Company's acquisition of certain WJA assets (see Note C), are as follows:

                                          Minimum
                      Year             Annual Rental
                      ----             -------------

                      1997               $1,150,000
                      1998                1,050,000
                      1999                  400,000
                                         ----------

                                         $2,600,000
                                         ----------
                                         ----------

STOCK APPRECIATION GUARANTEES: In connection with the purchase of certain real estate described in Note J, the Company issued 47,336 shares of its $.10 par value stock having a quoted market value of $3.10 on the date of issue. The real estate purchase agreement included the Company's guarantee of the appreciation in value of such stock as follows:

  * If the seller holds the stock for at least three years from the date   of
    closing, (the "$10.00 Guaranty Date") the market value of the stock at the end of the three year period will be at least $10.00 per share.

  * If the Company or its successors or assigns or any entity in which the Company has an interest is approved as a casino permit holder within three years from the date of closing this transaction, and in fact does open a casino, then in that event the Company guarantees that the market value of the stock will be at least $20.00 per share, two years from the date that the Company or its successors or assigns or any entity in which the Company has an interest actually opens and is operating a casino, (the "$20.00 Guaranty Date").

  * For the purpose of the agreement, the price per share on the $10.00 Guaranty Date and the $20.00 Guaranty Date shall be the over the counter bid price, ("Market Value"). On the $10.00 and $20.00 Guaranty Date, Seller shall request in writing to the Company to reimburse Seller for the difference between the market value of the shares and the guaranteed price. Seller shall remit with said request evidence that Seller is still in ownership and possession of said stock. The Company shall pay the difference to Seller within ninety (90) days from receipt of Seller's request.

In addition to the Company's guarantee, Freedom Financial Corporation provided a similar guarantee as a further inducement to the seller of the real estate. Based on the December 31, 1996 closing price of the Company's common stock ($5.31), a payment of $222,006, the equivalent of 41,809 shares would be due under the $10 guarantee and a payment of $695,366, the equivalent of 130,954 shares, would have had to be made at that date to satisfy the terms of the $20 guarantees.

OTHER COMMITMENTS: Reference is made to Note L for details of the Company's commitments arising from the pursuit of additional gaming ventures.

LITIGATION COSTS: In addition to legal fees incurred in the normal course of the Company's business activities, during 1996 and 1995 the Company paid approximately $107,000 and $99,000, respectively for settlement costs and legal fees associated with the defense of the various lawsuits described above. Such costs are included in Professional Fees in the accompanying Statements of Operations.

COLLECTIVE BARGAINING AGREEMENT: The Company is a party to a collective bargaining agreement with the International Jai Alai Players Association U.A.W. Local 8868, AFL-CIO. The agreement allows the Company to negotiate individual contracts with players and provides for minimum salaries and bonuses based on parimutuel handle, certain cesta allowances and retirement benefits. The agreement continues from year to year unless timely notice of termination is given by either party to the agreement.

CONCENTRATION OF CREDIT: The Company maintains significant cash balances with financial institutions in excess of the insurance provided by the Federal Deposit Insurance Corporation (FDIC).


NOTE I--LONG-TERM DEBT

The Company's long-term debt comprises the following at December 31, 1996:

                                                   CURRENT      LONG-TERM
                                                   -------      ---------

Mortgage note dated September 30, 1994 secured
  by 18.584 acres in St. Lucie County, Florida
  (Graham Road); payable in monthly installments
  of $2,042 including interest at 10% per annum
  through August 30, 1997 with a balloon payment
  of $172,888, including interest, due on
  September 30, 1997.                             $175,606            -0-

Mortgage note dated June 17, 1994 secured by real
  estate located in St. Lucie County; payable in
  monthly installments of $425 including interest
  at 8% per annum through June 17, 2004.             2,909     $   25,524

Mortgage noted dated January 3, 1995 secured
  by real estate located in St. Lucie county;
  payable in monthly installments of $1,980
  including interest at 9.5% per annum through
  December 3, 1999 with a balloon payment of
  $226,774, plus interest, due on January 3,
  2000.                                              1,741        230,790

Mortgage note dated January 3, 1995 secured
  by real estate located in St. Lucie county;
  payable in monthly installments of $2,079
  including interest at 9.5% per annum
  through December 3, 1999 with a balloon
  payment of $238,113, plus interest due
  on January 3, 2000.                                1,828        240,238

                                                   CURRENT      LONG-TERM
                                                   -------      ---------

Mortgage note dated January 31, 1995
  secured by real estate located in St. Lucie
  county; payable as follows:  $2,655 monthly
  at 8% per annum through February 1, 1996;
  $4,548 monthly at 9% per annum from March 1,
  1996 through February 1, 1998; $4,017 monthly
  at 9.5% or prime rate plus 2% (whichever is
  greater) per annum from March 1, 1998 through
  February 1, 2000; a balloon payment of
  approximately $277,958, plus interest, due on
  February 1, 2000.                               $ 24,952     $  315,404

A non-interest bearing note payable dated
  September 12, 1996 unsecured; payable in
  quarterly installments based on net cash
  flow calculations computed by the note
  maker (Florida Gaming Corporation) at the
  end of each quarter; note maker has no
  obligation to pay principal under the note
  except to the extent of an undivided fifty
  percent (50%) of all collections in excess
  of $12,000,000 United States dollars in
  respect of the WJA (World Jai Alai) notes            -0-      1,000,000

Mortgage note dated September 12, 1996
  secured by real estate located in Tampa,
  Ocala, Fort Pierce, and Miami, Florida;
  also secured by security agreement on
  furniture, fixtures, equipment, receivables
  and intangibles in Tampa, Ocala, and Miami,
  Florida payable as follows:  interest only
  on the last day of January and February 1997
  at prime rate per annum; principal amount
  of $83,333.33 plus interest on the last day
  of March 1997, April 1997, May 1997, June 1997,
  July 1997, and August 1997 at prime rate per
  annum; principal amount of $166,666.66 plus
  interest on last day of September 1997 and
  thereafter on the last day of each month
  until August 31, 1998 at prime rate per annum;
  a final installment in the amount of all
  principal then outstanding plus interest on
  September 12, 1998 at prime rate per annum.    1,166,667      4,833,333

                                                   CURRENT      LONG-TERM
                                                   -------      ---------

Note payable to Wheeler-Phoenix, Inc.,
  assumed in connection with the
  acquisition of assets described in Note C;
  payable in 10 annual installments plus
  interest at 6%.                               $   50,000     $  450,000
                                                ----------     ----------

                                                $1,423,703     $7,095,289
                                                ----------     ----------
                                                ----------     ----------

The approximate maturities of the Company's long-term debt for the five years subsequent to December 31, 1996 are as follows: 1997--$1,373,703; 1998--$4,856,105; 1999--$28,272; 2000--$745,646; 2001--$4,002;
thereafter--$1,011,264.


NOTE J--PROPERTY, PLANT AND EQUIPMENT

Plant and equipment comprise the following:
                                                      December 31,
                                                1996              1995
                                             -----------       ----------

  Land (undeveloped)                         $ 1,617,495       $1,617,495
  Land (improved)                              9,840,000        1,115,030
  Buildings and improvements                   9,597,450        1,898,151
  Equipment, furniture and fixtures            1,663,669          543,390
  Vehicles                                        59,851           47,015
  Less accumulated depreciation                 (528,700)        (336,644)
                                             -----------       ----------

                                             $22,243,765       $4,884,437
                                             -----------       ----------
                                             -----------       ----------


The Company made three purchases of undeveloped land during 1994. The three purchases comprised approximately 20 acres, including two separate lots, all of which are adjacent to the Ft. Pierce Jai Alai property. The amounts paid for this property totaled $529,864 including debt assumptions of $190,000, cash payments of $185,000 and the issuance of 47,336 shares of the Company's common stock.

Reference is made to Note H for information pertaining to guarantees of the value of such stock at various futures dates and certain registration rights granted with respect to the shares issued.

During 1995, the Company acquired an additional 80 acres of undeveloped land adjacent to its other properties in Ft. Pierce, Florida at a cost of $1,088,000 through cash payments of $243,000 and the issuance of long-term debt of $845,000. The Company has no definitive plans for the property acquired; however due to its proximity to its Ft. Pierce Jai Alai facilities, it is expected to be used in similar or supporting activities.


NOTE K--NOTES RECEIVABLE

Included in notes receivable in the accompanying 1996 and 1995 balance sheets is a note comprising a line of credit granted to Freedom Financial Corporation on December 15, 1995. The balances of such line were $1,796,860 and $350,000 at December 31, 1996 and 1995, respectively. The credit facility, which is secured by refundable income taxes and real estate owned by Freedom, is due on demand and bears interest at 2% above prime. Interest receivable on this line of credit totaled $119,348 and $2,215 at December 31, 1996 and 1995, respectively. Freedom paid no interest to the Company during 1996. Freedom Financial is owned substantially by the Company's Chairman. No independent determination of the loan to collateral value ratio has been made.

As described in Note C, during 1996 the Company acquired certain notes of WJA with a face value of approximately $20,000,000. These notes were ultimately canceled by the Company in exchange for substantially all of the assets of WJA. The Company accrued interest income of $1,101,087 on these notes from their date of acquisition to their date of cancellation.


NOTE L--GAMING VENTURE INVESTMENTS

During 1995, the Company entered into several arrangements with different Native American Tribes to explore possible opportunities for gaming ventures. The arrangements generally provide the Company the right to receive compensation from the Tribe's share of the potential gaming profits for supplying the management services and/or financing necessary for the construction and operation of the gaming facilities. The Company's commitment to provide construction financing and working capital is contingent upon the Tribes' procurement of judicial or regulatory approval to operate a gaming venture. At December 31, 1996, the Company's contingent commitment to provide financing to potential gaming ventures totaled $5,000,000. Management expects the funds necessary to meet this commitment to be obtained through the issuance of additional debt or equity instruments should the gaming operations materialize. The Company expended $21,000 and


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

NOTE L--GAMING VENTURE INVESTMENTS--CONTINUED

$729,347 during 1996 and 1995, respectively related to these gaming venture arrangements of which $-0- and $406,347 are included in Other Expense in the accompanying 1996 and 1995 Statements of Operations, respectively. $21,000 and $323,000 of the funds expended in 1996 and 1995, respectively were made to one Tribe as working capital loans and are carried as an Investment on the accompanying Balance Sheets based on the Company's financing ("loan") agreement with the recipient Tribe. Recovery of these funds under the "loan" agreement is contingent upon such agreement becoming effective after the Tribe receives judicial approval to establish the intended gaming operation. The Tribe has not been able to obtain the necessary regulatory or judicial approval to operate the contemplated gaming ventures. The financing agreement which is carried as an investment on the accompanying balance sheet expires on June 30, 1997, unless extended. Management has provided a reserve of $34,000 against the investment to reflect the diminished expectation of success in the short-term.


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